CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the report of Vita Spirits Inc. (formerly known as Revo Ventures Inc.) (the "Company"), on Form 10-QSB for the quarter ending April 30, 2008, as filed with the Securities and Exchange Commission (the "Report"), I, Gary Westbrook, Chief Executive Officer of the Company, certify, pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary Westbrook

Gary Westbrook,

Chief Executive Officer

Dated: June 12, 2008